             EXHIBIT 5.1







                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the use in this Registration Statement on Form S-8 of our accountants reports as follows: the Current Report of HIV-VAC, Inc. as filed on May 11, 2000 and appearing in its Form 8K12G3 and 8K/A and the Amended Current Report (Form 8-K12G3/A) filed on June 14, 2000 as filed with the Securities and Exchange Commission.

                                        /s/ DiRocco & Dombrow, P.A.
                                            ------------------------------
                                            DiRocco & Dombrow, P.A.
                                            Certified Public Accountant

Fort Lauderdale, Florida
June 28, 2000